Exhibit 5.1

December 13, 2023

CytoSorbents Corporation

305 College Road East

Princeton, NJ 08540

RE:	CytoSorbents Corporation, Registration Statement on Form S-3 (File No. 333-257910)

Ladies and Gentlemen:

We have acted as counsel for CytoSorbents Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of 7,733,090 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and accompanying warrants (the “Warrants”) to purchase up to 2,706,561 shares of Common Stock (the shares issuable upon exercise of the Warrants, the “Warrant Shares”) pursuant to that certain Securities Purchase Agreement, dated December 11, 2023, between the Company and the several purchasers named therein (the “Purchase Agreement”).

In connection with this opinion letter, we have examined the Company’s registration statement on Form S-3, as amended (Reg. No. 333-257910) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective on July 27, 2021, the Prospectus Supplement, dated December 11, 2023 (the “Prospectus Supplement”) and the accompanying base prospectus (the “Base Prospectus”, and as supplemented by the Prospectus Supplement, the “Prospectus”) and originals, or copies certified or otherwise identified to our satisfaction, of the Second Amended and Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the Company, the Purchase Agreement, and such other authorities, documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus and the Purchase Agreement will be validly issued, fully paid and non-assessable; (ii) when the Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Warrant Shares, when issued and delivered by the Company upon exercise and payment of the exercise price of the Warrants, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Morgan, Lewis & Bockius llp

502 Carnegie Center

Princeton, NJ   08540-6241 +1.609.919.6600

United States         +1.609.919.6701

The opinions expressed herein are limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP